Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

Educational Technology and Services

(A Division of Scholastic Corporation)

Fiscal Years Ended May 31, 2014 and 2013

With Report of Independent Auditors

Educational Technology and Services

(A Division of Scholastic Corporation)

Combined Financial Statements

Years Ended May 31, 2014 and 2013

Contents

Report of Independent Auditors	1

Financial Statements

Combined Balance Sheets	3
Combined Statements of Income and Comprehensive Income	4
Combined Statements of Changes in Owners’ Equity	5
Combined Statements of Cash Flows	6
Notes to Combined Financial Statement	7

Ernst & Young LLP 5 Times Square New York, NY 10036-6530	Tel: +1 212 773 3000 Fax: +1 212 773 6350 ey.com

Report of Independent Auditors

The Board of Directors

Scholastic Corporation

We have audited the accompanying combined financial statements of Education Technology and Services (a division of Scholastic Corporation), which comprise the combined balance sheets as of May 31, 2014 and 2013, and the related combined statements of income and comprehensive income, changes in owners’ equity and cash flows for the fiscal years then ended, and the related combined notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Educational Technology and Services (a division of Scholastic Corporation) at May 31, 2014 and 2013, and the combined results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

January 16, 2015

Educational Technology and Services

(A Division of Scholastic Corporation)

Combined Balance Sheets

(Amounts in thousands)

	May 31
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$17	$82
Accounts receivable (less allowance for doubtful accounts of $1,727 at May 31, 2014 and $1,402 at May 31, 2013)	37,500	32,022
Inventories, net	16,453	15,538
Prepaid expenses and other current assets	1,007	1,611

Total current assets	54,977	49,253
Property, plant and equipment, net	1,057	1,168
Other assets and deferred charges:
Prepublication costs (net of accumulated amortization of $153,825 at May 31, 2014 and $127,000 at May 31, 2013)	89,831	86,727
Royalty advances (less allowance for reserves of $1,603 at May 31, 2014 and $1,733 at May 31, 2013)	1,055	1,062
Goodwill	22,673	22,673
Other intangible, net	4,252	4,637
Other noncurrent assets	29	29

Total other assets and deferred charges	117,840	115,128

Total assets	$173,874	$165,549

Liabilities and owners’ equity
Current liabilities:
Accounts payable	$5,865	$6,289
Accrued royalties	3,306	4,151
Deferred revenue	29,964	30,786
Other accrued expenses	19,486	17,258

Total current liabilities	58,621	58,484
Noncurrent liabilities:
Noncurrent deferred income taxes	3,140	3,007
Other noncurrent liabilities	38	36

Total noncurrent liabilities	3,178	3,043
Commitments and contingencies	—	—
Owners’ equity	112,075	104,022

Total liabilities and owners’ equity	$173,874	$165,549

See accompanying notes.

Educational Technology and Services

(A Division of Scholastic Corporation)

Combined Statements of Income and Comprehensive Income

(Amounts in thousands)

	Fiscal Years Ended May 31
	2014	2013
Revenues
Product revenue	$164,860	$141,511
Service revenue	83,810	86,153

	248,670	227,664
Operating costs and expenses
Costs of goods sold (inclusive of prepublication amortization; exclusive of depreciation):
Product related	58,209	52,641
Service related	37,952	36,025

	96,161	88,666
Selling, general, and administrative expenses	110,937	107,318
Bad debt expense	945	1,125
Depreciation and amortization	1,021	1,078

Total operating costs and expenses	209,064	198,187

Earnings before income taxes	39,606	29,477
Provision for income taxes	(16,355)	(12,200)

Net income and comprehensive income	$23,251	$17,277

See accompanying notes.

Educational Technology and Services

(A Division of Scholastic Corporation)

Combined Statements of Changes in Owners’ Equity

(Amounts in thousands)

	Fiscal Years Ended May 31
	2014	2013
Balance at June 1	$104,022	$83,429
Net income	23,251	17,277
Investment funding from Parent	30,540	39,980
Distributions to Parent, net of working capital requirement	(45,738)	(36,664)

Balance at May 31	$112,075	$104,022

See accompanying notes.

Educational Technology and Services

(A Division of Scholastic Corporation)

Combined Statements of Cash Flows

(Amounts in thousands)

	Fiscal Years Ended May 31
	2014	2013
Operating activities
Net income	$23,251	$17,277
Adjustments to net income to net cash provided by operating activities
Provision for losses on accounts receivable	945	1,125
Provision for losses on inventory	1,367	954
Provision for losses on royalty advances	11	12
Amortization of prepublication costs	26,910	21,530
Depreciation and amortization	1,021	1,078
Deferred income taxes	133	(402)
Acceleration of depreciation of prepublication costs	—	2,026
Changes in assets and liabilities:
Accounts receivable	(6,423)	(78)
Inventory	(2,282)	1,630
Prepaid expenses and other current assets	604	(24)
Royalty advances	(4)	(90)
Other noncurrent as sets	—	12
Accounts payable	(424)	(542)
Accrued royalties	(845)	(1,105)
Other accrued expenses	2,228	(5,386)
Deferred revenue	(822)	(1,704)
Other noncurrent liabilities	2	15

Total adjustments	22,421	19,051

Net cash provided by operating activities	45,672	36,328
Investing activities
Prepublication expenditures	(30,014)	(39,512)
Additions to property, plant and equipment	(525)	(468)

Net cash (used in) investing activities	(30,539)	(39,980)
Financing activities
Equity activity with owner, net	(15,198)	3,316

Net transfers (to) from parent	(15,198)	3,316

Net (decrease) in cash and cash equivalents	(65)	(336)
Cash and cash equivalents at beginning of period	82	418

Cash and cash equivalents at end of period	$17	$82

See accompanying notes.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements

(Amounts in thousands)

May 31, 2014 and 2013

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies

Description of the Business

Educational Technology and Services (Ed Tech or the Company), a division of Scholastic Corporation (Parent), is a core curriculum publishing operation that develops and distributes technology-based instructional materials directly to schools in the United States, primarily purchased through school and district budgets, often with the help of federal and state funding, as well as local funding. These operations include reading and math improvement programs and other educational technology products, as well as consulting and professional development services.

The Company’s efforts are focused on partnering with school districts to raise student achievement by providing solutions that combine technology, content and services in the areas of reading and math. Significant technology-based reading improvement programs that are offered include:

•	READ 180®, a reading intervention program for students in grades 4 to 12 reading at least two years below grade level, READ 180 Next Generation, a substantially revised version of the original product and READ 180 for iPad®, a comprehensive reading program for iPad;

•	System 44®, a foundational reading intervention program for students in grades 4 to 12 who have not yet mastered the 44 sounds and 26 letters of the English language, and System 44 Next Generation, a revised version of the original product;

•	Scholastic Reading Inventory, which is a research-based, computer-adaptive assessment for grades K to 12 that allows educators to assess a student’s reading comprehension;

•	MATH 180™, a revolutionary math intervention program for students in grades 6 and up;

•	iRead™, a digital foundational reading program for grades K-2

•	Common Core Code X™ a middle school English Language Arts program with more complex texts required by the Common Core State Standards

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies (continued)

Other major programs include FASTT Math®, a technology-based program to improve math fact fluency developed with the creator of READ 180, and Do The Math®, a mathematics intervention program created by Marilyn Burns, a nationally known math educator and the founder of Math Solutions.

The Company considers its educational technology products and related services to be a growth driver and continues to focus on investment in its technology and services businesses. Significant recent activity includes the expansion of the Company’s offering to include Math 180 intervention solutions. The Company’s consulting and professional development services focus on optimizing the utilization of the Parent products described above, as well as helping teachers and school districts meet professional standards and implement new requirements and standards, including the Common Core State Standards.

Seasonality

Revenues from the sale of instructional materials and educational technology products are typically highest in the first and fourth quarters of the Company’s fiscal year, while the Company historically has experienced a loss from operations in the third quarter of each fiscal year.

Basis of Presentation

Ed Tech’s financial statements include the combined accounts of Curriculum Publishing, Reading Counts and the Educational Group (which includes Tom Snyder Productions, Inc. and International Center for Leadership in Education, Inc., both wholly-owned subsidiaries of the Parent). The Parent categorizes this business as a single reportable segment consistent with the nature of its products and services and with the method by which the Parent’s chief operating decision-maker assesses operating performance and allocates resources.

The financial information of the divisions and subsidiaries referred to above have been combined for all periods as they are under common control of the Parent. There are no material intercompany or related party transactions between the divisions or subsidiaries of Ed Tech. Ed Tech has significant intercompany transactions with the Parent primarily for allocation of costs incurred at the Parent level on behalf of Ed Tech and for treasury operations.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies (continued)

The assets and liabilities, results of operations and cash flows for Ed Tech are included in the Consolidated Financial Statements of its Parent, which are filed with the Securities & Exchange Commission (SEC). Ed Tech relies on its Parent for significant support in areas of finance, legal, human resources, information technology and executive management among others.

While the Parent uses reasonable and consistent bases to allocate a portion of its costs to the Company, there can be no assurance that the Company could acquire these support services at a similar cost on a standalone basis or that it would not incur other costs that might not have been considered as equity transactions with the Parent. The associated cash flow requirements have been considered as equity transactions with the Parent. It is not practicable to allocate cash or debt associated with such transactions on a stand-alone basis.

Ed Tech does not maintain any lines of credit with financial institutions, on its own, which would permit it to finance its operations, purchases of equipment and acquisitions on a self-sustained independent basis. The Company reflects transfers of cash to and from the Parent as a component of Owners’ Equity.

The Company’s fiscal year ends on May 31. Accordingly, references in these combined financial statements and accompanying notes to fiscal years ended 2014 and 2013 relate to the twelve month periods ended May 31, 2014 and 2013, respectively.

Use of Estimates

The Company’s combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The presentation of these combined financial statements involves the use of estimates and assumptions by management which affects the amounts reported in these combined financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions believed to be reasonable under the circumstances, all of which are necessary in order to form a basis for determining the carrying values of assets and liabilities. Actual results may differ from those estimates and assumptions. On an on-going basis, the Company evaluates the adequacy of its reserves and the estimates used in calculations.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies (continued)

The Company’s significant estimates include those developed for:

•	Accounts receivable allowances

•	Uncertain tax positions

•	Inventory reserves

•	Royalty advance reserves

•	Impairment testing for goodwill, intangibles and other long-lived assets

•	Accounts payable and certain accrued expenses

Summary of Significant Accounting Policies

Revenue Recognition

For product shipments to schools, revenue is recognized when risks and benefits transfer to the customer. Shipments to depositories are on consignment and revenue is recognized based on actual shipments from the depositories to the schools. For certain software-based products, the Company offers customers installation, maintenance and training with the products and, in such cases, revenue is deferred and recognized as services are delivered over the life of the contract. Revenues from contracts with multiple deliverables are recognized as each deliverable is earned, based on the relative selling price of each deliverable, provided the deliverable has value to customers on a standalone basis, the customer has full use of the deliverable and there is no further obligation from the Company. If there is a right of return, revenue is recognized if delivery of the undelivered items or services is probable and substantially in the control of the Company.

Product revenue consists of software related educational materials. Service revenue consists of installation, maintenance and training for the Company’s educational products, as well as professional development services.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies (continued)

Parent Costs Allocation

Certain costs for support services such as information technology, finance, executive, human resources, legal, marketing, logistics, real estate, supply chain and fulfillment are allocated to the Company based either on its revenues, headcount, assets or in some cases usage of the services. The Company occupies certain facilities of its Parent and accordingly, rent expense is allocated to the Company based on the space it occupies.

The Parent has three stockholder-approved employee stock-based compensation plans. Employees of the Company also participate in benefit plans of the Parent and in various employee benefit programs offered to employees of the Parent’s operations. The stock-based compensation and benefit plan costs are allocated to the Company similarly to other compensation costs. As the Parent accounts for its benefit plans as multi-employer plans, the Company does not record an asset or liability to recognize the funded status of these plans.

Management believes that such allocations are reasonable. The allocations may not, however, reflect the expense the Company would have incurred if it operated on a stand-alone basis.

The Parent uses a centralized approach to cash management and financing its operations. Cash transfers to and from the Parent’s cash management accounts are reflected in “Owners’ Equity”.

Total administrative and other costs allocated to the Company from the Parent totaled $26,032 and $23,339 for the fiscal years ended May 31, 2014 and 2013, respectively.

Cash and Cash Equivalents

Ed Tech’s combined Balance Sheets at May 31, 2014 and 2013 reflect nominal Cash and Cash Equivalents balances, as the Company’s treasury operations are handled by the Parent. Restricted cash balances of $282 and $1,034 are included in prepaid expenses and other current assets at May 31, 2014 and 2013, respectively.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are recorded net of allowances for doubtful accounts and reserves for returns. In the normal course of business, the Company extends credit to customers that satisfy predefined credit criteria. Allowances for doubtful accounts are based on the evaluation of accounts receivable aging and prior collection experience to estimate the ultimate collectability of these receivables. At the time the Company determines that a receivable balance, or any portion thereof, is deemed to be permanently uncollectable, the balance is then written off.

There was one customer who accounted for approximately 5% of the Company’s accounts receivable balance at May 31, 2014 and 2013.

Inventories

Inventories are stated at the lower of cost, using the first-in, first-out method, or market. The Company records a reserve for excess and obsolete inventory based upon a calculation using the historical usage rates, sales patterns of its products and specifically identified obsolete inventory. Inventory reserves amounted to $5,219 and $6,091 at May 31, 2014 and 2013, respectively. Inventories held at depositories on consignment for later shipment to schools were $355 and $474 as of May 31, 2014 and 2013, respectively.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation and amortization is recorded on a straight-line basis over the estimated useful lives of the asset. Capitalized software, net of accumulated amortization, was $270 and $373 at May 31, 2014 and 2013, respectively. Capitalized software is amortized over a period of three to seven years. Amortization expense for capitalized software was $230 and $358 for the fiscal years ended May 31, 2014 and 2013, respectively. Furniture, fixtures and equipment are depreciated over periods not exceeding ten years. Leasehold improvements are amortized over the life of the lease or the life of the assets, whichever is shorter. The Company periodically evaluates the depreciation periods of property, plant and equipment to determine whether events or circumstances indicate that the asset’s

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies (continued)

carrying value is not recoverable or warrant revised estimates of useful lives. Where the Company occupies a portion of a facility owned by the Parent, the Parent allocates an operating charge, based on the Company’s occupancy, to the Company and accordingly such facility is not recorded as an asset.

Leases

Lease agreements are evaluated to determine whether they are capital or operating leases. When substantially all of the risks and benefits of property ownership have been transferred to the Company, as determined by the test criteria in the current authoritative guidance, the lease is recognized as a capital lease. Where the Company occupies a portion of a facility recorded as a capital lease by the Parent, the Parent allocates an operating charge, based on the Company’s occupancy, to the Company and therefore a capital lease is not recorded by the Company.

Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term.

Prepublication Costs

The Company capitalizes the art, prepress, editorial, digital conversion and other costs incurred in the creation of the master copy of a book or other media (the prepublication costs). Prepublication costs are amortized on a straight-line basis over a three-to seven year period based on expected future revenues. The Company regularly reviews the recoverability of the capitalized costs based on expected future revenues.

Capitalized prepublication costs, net were $89,831 and $86,727 at May 31, 2014 and 2013, respectively. The Company amortized $26,910 and $21,530 for the fiscal years ended May 31, 2014 and 2013, respectively.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies (continued)

Royalty Advances

Royalty advances are initially capitalized and subsequently expensed as related revenues are earned or when the Company determines future recovery is not probable. The Company tracks each advance earned with respect to the sale of the related publication. The royalties earned are applied first against the remaining unearned portion of the advance. Historically, the longer the unearned portion of the advance remains outstanding, the less likely it is that the Company will recover the advance through the sale of the publication. The Company applies this historical experience to its existing outstanding royalty advances to estimate the likelihood of recovery through earndowns. The Company’s editorial staff regularly reviews its portfolio of royalty advances to determine if individual royalty advances are not recoverable through earndowns for discrete reasons, such as the death of an author prior to completion of a title, poor market demand or other relevant factors that could impact recoverability.

Royalty advance write-offs and future commitments are not material.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets with indefinite lives are not amortized and are reviewed for impairment annually or if impairment indicators arise.

With regard to goodwill, the Company compares the estimated fair value of its identified reporting units to the carrying value of the unit’s net assets. The Company first performs a qualitative assessment to determine whether it is more likely than not that the fair value of its identifiable reporting unit is less than its carrying value. If it is more likely than not that the fair value of the reporting unit is less than its carrying amount the Company performs the two-step test. For the reporting unit, the estimated fair value is determined utilizing the expected present value of the projected future cash flows of the units, in addition to comparisons to similar companies.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies (continued)

The Company reviews its definition of reporting units annually or more frequently if conditions indicate that the reporting units may change. The Company evaluates its operating segment to determine if there is a component one level below the operating segment. A component is present if discrete financial information is available, and management regularly reviews the operating results of the business. If an operating segment contains only a single component, that component is determined to be a reporting unit for goodwill impairment testing purposes. If an operating segment contains multiple components, the Company evaluates the economic characteristics of these components. Any components within an operating segment that share similar economic characteristics are segregated and deemed to be a reporting unit for goodwill impairment testing purposes. Components within the same operating segment that do not share similar economic characteristics are deemed to be individual reporting units for goodwill impairment testing purposes. For each reporting unit with a goodwill asset, impairment testing is conducted at the reporting unit level. The Company has identified one reporting unit for goodwill impairment testing purposes.

Intangible assets with definite lives consist principally of certain intellectual property assets and are amortized over their remaining useful lives which range from ten to twenty years.

Income Taxes

Income taxes as presented are calculated on a separate tax return basis and may not be reflective of the results that would have occurred on a standalone basis. The Company’s operations have historically been included in the Parent’s U.S. federal and state tax returns.

The Company does not maintain taxes payable to/from the Parent and is deemed to settle the annual current tax balances immediately with the Parent. These settlements are reflected as changes in Owners’ Equity.

Shipping and Handling Costs

Amounts billed to customers for shipping and handling are classified as revenue. Costs incurred for shipping and handling are recognized in costs of goods sold.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) announced that it is amending the FASB Accounting Standards Codification by issuing Topic 606, Revenue from Contracts with Customers, at the same time as the International Accounting Standards Board (the IASB) is issuing International Financial Reporting Standards 15, Revenue from Contracts with Customers. The issuance of this authoritative guidance completes the joint effort by the FASB and the IASB to clarify the principles for recognizing revenue and improve financial reporting by creating common revenue recognition guidance.

The authoritative guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

•	Step 1: Identify the contract(s) with a customer.

•	Step 2: Identify the performance obligations in the contract.

•	Step 3: Determine the transaction price.

•	Step 4: Allocate the transaction price to the performance obligations in the contract.

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. The comprehensive disclosure package will improve the understandability of revenue, which is a critical part of the analysis of an entity’s performance and prospects. The update provides guidance for transactions that are not otherwise addressed comprehensively in authoritative guidance (for example, service revenue, contract modifications, and licenses of intellectual property). The guidance will apply to all entities, including nonpublic entities that previously did

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

1.	Description of the Business, Basis of Presentation, and Summary of Significant Accounting Policies (continued)

not have extensive guidance. The amendments in this update are to be applied on a retrospective basis, utilizing one of two different methodologies. The amendments in this update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is evaluating the impact of this update on its combined financial position, results of operations and cash flows.

2. Property, Plant and Equipment

The following table summarizes property, plant, and equipment at May 31, 2014 and 2013:

	2014	2013
Property, plant and equipment
Furniture, fixtures and equipment	$2,018	$3,494
Capitalized software	2,540	3,564
Leasehold improvements	648	648

	5,206	7,706
Less accumulated depreciation and amortization	(4,149)	(6,538)

Net property, plant, and equipment	$1,057	$1,168

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

3. Goodwill and Other Intangibles

Goodwill was $22,673 at May 31, 2014 and 2013.

The following table summarizes Other Intangibles subject to amortization for the fiscal years ended May 31, 2013 and 2014:

				Other
	Total Other		Professional	Publication
	Intangibles	Trademarks	Development	Content
Other intangibles
Balance at May 31, 2012	$5,600	$1,100	$3,500	$1,000
Additions	—	—	—	—

Balance at May 31, 2013	5,600	1,100	3,500	1,000
Additions	—	—	—	—

Balance at May 31, 2014	$5,600	$1,100	$3,500	$1,000

Accumulated amortization
Balance at May 31, 2012	$(578)	$(165)	$(263)	$(150)
Amortization expense	(385)	(110)	(175)	(100)

Balance at May 31, 2013	(963)	(275)	(438)	(250)
Amortization expense	(385)	(110)	(175)	(100)

Balance at May 31, 2014	$(1,348)	$(385)	$(613)	$(350)

Other intangibles, net
Balance at May 31, 2013	$4,637	$825	$3,062	$750

Balance at May 31, 2014	$4,252	$715	$2,887	$650

Amortization expense for these assets is currently estimated to total $385 for each of the fiscal years ended May 31, 2015 to May 31, 2019. The average remaining useful lives of amortizable intangible assets is 11 years.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

4. Commitments and Contingencies

Lease Obligations

Leases entered into by the Parent directly and wholly attributable to the divisions of the Company or entered into by the subsidiaries of the Company are considered the Company’s leases. The leases are for warehouse and office space, and equipment under various operating leases over periods ranging from one to ten years. Certain of these leases provide for scheduled rent increases based on price-level factors. The Company generally does not enter into leases that call for contingent rent. In most cases, the Company expects that, in the normal course of business, leases will be renewed or replaced.

The following table sets forth the aggregate minimum future annual rental commitments for the Company at May 31, 2014, under all non-cancelable leases for the fiscal years ending May 31:

Operating leases
2015	$1,556
2016	881
2017	702
2018	140
2019	2
Thereafter	—

Total minimum lease payments	$3,281

Rent expense, which does not include rents allocated from the Parent, was $2,095 and $1,940 for the fiscal years ended May 31 2014 and 2013, respectively. For fiscal years ended May 31, 2014 and 2013, the Company did not have any capital leases.

5. Accounts Payable

Accounts payable includes amounts directly attributable to the Company. Payables to the Parent related to the allocated costs are considered net settled as equity transactions with the Parent. Accordingly, accounts payable for the Company would be higher if the Company were to operate on a standalone basis.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

6. Other Accrued Expenses

Other accrued expenses consist of the following at May 31:

	2014	2013
Accrued payroll, payroll taxes, and benefits	$7,646	$8,081
Other accrued expenses, allocated by the Parent	11,351	8,031
Other accrued expenses	489	1,146

Total other accrued expenses	$19,486	$17,258

Other accrued expenses, allocated by the Parent, consistent with Parent cost allocations described in Note 1 – Description of the business, basis of presentation, and summary of significant accounting policies, represent direct costs of the Company for which the processing and payment is managed by the Parent.

7. Taxes

The provision for income taxes for the fiscal years ended May 31 consists of the following components:

	2014	2013
Provision for income taxes
Federal tax provision:
Current	$14,123	$10,972
Deferred	117	(350)

Total federal taxes	$14,239	10,622

State tax provision:
Current	$2,099	$1,630
Deferred	16	(52)

Total state taxes	$2,116	$1,578

Total:
Current	$16,222	$12,602
Deferred	133	(402)

Total tax position	$16,355	$12,200

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

7. Taxes (continued)

A reconciliation of the significant differences between the effective income tax rate and the federal statutory rate for fiscal years ended May 31 is as follows:

	2014	2013
Effective tax rate reconciliation
Federal rate	35.0%	35.0%
State taxes (net of federal benefit)	5.2	5.2
Disallowed expenses	1.3	1.4
Other	(0.2)	(0.2)

Effective income tax rate	41.3%	41.4%

The significant components of deferred income taxes as allocated to Ed Tech for the fiscal years ended May 31 are as follows:

	2014	2013
Deferred tax assets
Tax uniform capitalization	$2,309	$2,048
Inventory reserves	2,098	2,449
Allowance for doubtful accounts	881	728

Total deferred tax assets	5,288	5,225
Deferred tax liabilities
Depreciation and amortization	8,428	8,232

Total deferred tax liabilities	8,428	8,232

Total net deferred tax liability	$3,140	$3,007

The Company had no uncertain tax positions as of May 31, 2014 or 2013.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

8. Fair Value Measurements

The Company determines the appropriate level in the fair value hierarchy for each fair value measurement of assets and liabilities carried at fair value on a recurring basis in the Company’s combined financial statements. The fair value hierarchy prioritizes the inputs, which refer to assumptions that market participants would use in pricing an asset or liability, based upon the highest and best use, into three levels as follows:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.

•	Level 2 – Observable inputs other than unadjusted quoted prices in active markets for identical assets or liabilities such as:

1.	Quoted prices for similar assets or liabilities in active markets

2.	Quoted prices for identical or similar assets or liabilities in inactive markets

3.	Inputs other than quoted prices that are observable for the asset or liability

4.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 – Unobservable inputs in which there is little or no market data available, which are significant to the fair value measurement and require the Company to develop its own assumptions.

The Company’s financial assets and liabilities measured at fair value consisted of cash and cash equivalents which are measured at a Level 1 fair value measure.

Educational Technology and Services

(A Division of Scholastic Corporation)

Notes to Combined Financial Statements (continued)

(Amounts in thousands)

8. Fair Value Measurements (continued)

Nonfinancial assets and liabilities for which the Company employs fair value measures on a non-recurring basis include:

•	Long-lived assets, if assessed for impairment

•	Investments

•	Assets acquired in a business combination, including goodwill and intangible assets

•	Goodwill and indefinite-lived intangible assets when assessed for impairment

•	Long-lived assets held for sale

Level 2 and Level 3 inputs are employed by the Company in the fair value measurement of these assets and liabilities. Fair value measures were used to measure the impairment of certain prepublication assets, which resulted in accelerated amortization of these assets of $2,026 during fiscal 2013. Level 3 measures used in this analysis include internally developed discounted cash flows. There were no assets or liabilities at May 31, 2014, for which the Company had to employ Level 2 or Level 3 inputs.

9. Subsequent Events

Subsequent events have been evaluated through, January 16, 2015, the date the combined financial statements were available to be issued.